UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 27, 2011

Date of Report

(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2011, SonoSite, Inc. (the “Company”) announced that Marcus Y. Smith, Senior Vice President, Chief Financial Officer and Treasurer, has resigned as an officer of the Company to pursue other opportunities. The resignation will be effective January 5, 2012. Pursuant to a letter agreement regarding the terms of Mr. Smith’s transition and separation, dated as of December 27, 2011 (the “Interim Agreement”), Mr. Smith will provide transition services to the Company as a consultant until January 4, 2012.

Pursuant to the Interim Agreement, if, by June 1, 2012, the Company consummates a Change in Control (as defined in that certain Amended and Restated Senior Management Employment Agreement between the Company and Mr. Smith, effective as of December 31, 2008 (the form of which is incorporated by reference to the exhibit 10.20 included in the Company’s report on Form 10-K filed on March 12, 2009) (the “Smith Employment Agreement”)), including the cash tender offer for all outstanding shares of the Company’s common stock by Salmon Acquisition Corporation, an indirect wholly-owned subsidiary of FUJIFILM Holdings Corporation, the Company will provide Mr. Smith with the following separation benefits:

•	a lump sum payment equal to two years of Mr. Smith’s annual base salary plus two times Mr. Smith’s annual target bonus for 2011, which together aggregate $790,000,

•	12 months of company-paid COBRA health insurance premiums,

•	full acceleration of Mr. Smith’s outstanding unvested 25,000 restricted stock units and 14,687 options,

•	a lump sum payment of $1,350,000 in exchange for the cancellation of all restricted stock units held by Mr. Smith,

•	a lump sum payment of $1,701,750 in exchange for the cancellation of all options held by Mr. Smith, and

•	other separation benefits set forth in paragraph 5 of the Smith Employment Agreement, to the extent not inconsistent with the Interim Agreement.

Pursuant to the Interim Agreement, if by June 1, 2012, a Change in Control has not occurred, the Company will provide Mr. Smith with the following:

•	a lump sum payment of $137,500, which equals 6 months of Mr. Smith’s annual base salary and

•	6 months of company-paid COBRA health insurance premiums.

The Interim Agreement contains a general release of claims in favor of the Company.

The Company also announced that Anil Amlani, President and Chief Executive Officer of Visual Sonics, Inc., a subsidiary of the Company (“VisualSonics”), has assumed the role of Chief Financial Officer of the Company. The appointment of Mr. Amlani as Chief Financial Officer was effective December 27, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Mr. Amlani is also expected to enter into the Company’s standard form of indemnity agreement for directors and executive officers.

Anil Amlani, 61, joined VisualSonics in 2005 and served as its Chief Financial Officer until 2009. In October 2009, Mr. Amlani became the President and Chief Executive Officer of VisualSonics and has continued to serve in those roles through the acquisition of VisualSonics by the Company in 2010. VisualSonics currently employs approximately 110 people. Prior to joining VisualSonics, Mr. Amlani was Chief Operating Officer and Chief Financial Officer at MDS Proteomics Inc., a proteomics-based drug discovery company, from 2001 to 2005. Previously, from 1999 to 2001, he was senior vice president and Chief Financial Officer at Cancom, a satellite communications company. Mr. Amlani has also served as head of finance, Commercial and Retail Banking at TD Bank, senior vice president, Wholesale Division at AT&T Canada, and senior vice president, Strategic Planning and New Business

Development at AT&T Canada. Mr. Amlani obtained his Chartered Accountancy designation in London, England and in Canada.

Mr. Amlani’s employment agreement with VisualSonics, which became effective on May 13, 2010 (the “Employment Agreement”), provides that he will receive an annual salary of CDN$319,200. For the fiscal year ended 2010, pursuant to the Employment Agreement, Mr. Amlani received a performance bonus of CDN$127,680 and an additional bonus of CDN$32,000. Beginning in fiscal year 2011, Mr. Amlani became eligible to participate in an incentive compensation plan, pursuant to which Mr. Amlani may receive a target bonus of up to CDN$127,600.

Pursuant to the Employment Agreement, Mr. Amlani received options and restricted stock units of VisualSonics, which represented a combined dollar amount of US$3,200,000 (the “Equity Awards”). In connection with the Company’s acquisition of VisualSonics, the Company assumed the Equity Awards.

If Mr. Amlani’s employment is terminated by VisualSonics in a manner that constitutes a termination without “cause” (as such term is defined in the Employment Agreement), then he shall be entitled to receive, (1) a lump sum payment equal to twelve months of his annual base salary plus an additional month of his annual salary for each year of his service with VisualSonics and (2) continuation of Mr. Amlani’s group benefits coverage for the minimum period required under the Employment Standards Act, 2000 of Ontario, Canada.

Item 9.01	Financial Statements and Exhibits.

    (d)     Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 27, 2011, announcing executive officer changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2011	SONOSITE, INC.

	By:	/s/ Kevin Goodwin
Kevin Goodwin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 27, 2011, announcing executive officer changes.